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                                                     EXHIBIT 5.1




                              January 10, 1997


Socket Communications, Inc.
6500 Kaiser Drive
Fremont, California 94555

     RE:  REGISTRATION STATEMENT ON FORM SB-2

Ladies and Gentlemen:

     We have examined the Registration Statement on Form SB-2 to be filed by you with the Securities and Exchange Commission on January 10, 1997 (as such may thereafter be amended or supplemented, the "Registration Statement"), in connection with the registration under the Securities Act of 1933, as amended, of 8,625,000 shares of your Common Stock, $0.001 par value (the "Shares") including warrants to purchase 5,750,000 shares of Common Stock (the "Warrants"). The Shares and Warrants include an over-allotment option granted to the Underwriters to purchase 1,125,000 Shares, including 750,000 Warrants. We understand that the Shares and Warrants are to be sold to the Underwriters for resale to the public as described in the Registration Statement. As your legal counsel, we have examined the proceedings taken, and are familiar with the proceedings proposed to be taken by you in connection with the sale and issuance of the Shares and the Warrants.

     It is our opinion that, upon completion of the proceedings being taken or contemplated by us, as your counsel, to be taken prior to the issuance of the Shares and Warrants, including the proceedings being taken in order to permit such transaction to be carried out in accordance with applicable state securities laws, the Shares and Warrants, when issued and sold in the manner described in the Registration Statement and in accordance with the resolutions adopted by the Board of Directors of the Company, will be legally and validly issued, fully paid and nonassessable.

     We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the use of our name wherever appearing in the Registration Statement, including the Prospectus constituting a part thereof, and any amendments thereto.

                                     Very truly yours,

                                     WILSON, SONSINI, GOODRICH & ROSATI
                                     Professional Corporation